Exhibit 99.2

PACIFIC OAK ACQUIRES REVEN HOUSING VIA MERGER

REVEN HOUSING REIT, INC. ACQUIRED BY
PACIFIC OAK STRATEGIC OPPORTUNITY REIT, INC.

BUSINESS RELAUNCHED AS
PACIFIC OAK RESIDENTIAL TRUST, INC.

CLOSES SERIES A PREFERRED STOCK OFFERING

LOS ANGELES, CALIFORNIA, November 5, 2019—Pacific Oak Strategic Opportunity REIT, Inc. (formerly known as KBS Strategic Opportunity REIT, Inc.), a Maryland corporation (“SOR”), announced today the closing of the previously announced merger of Reven Housing REIT, Inc., a Maryland corporation (the “Company” or “Reven”), with SOR PORT, LLC, a Maryland limited liability company and an indirect, wholly-owned subsidiary of SOR, for approximately $56.6 million in cash, or $5.13 per share of Reven common stock. At the closing of the merger, Reven became an indirect, wholly-owned subsidiary of SOR and changed its name to “Pacific Oak Residential Trust, Inc.” (“PORT”).

Additionally, on November 5, 2019, following the closing of the merger, PORT closed the previously announced offering pursuant to Rule 506(c) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), of newly-created 6.0% Series A Cumulative Convertible Redeemable Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), to its former stockholders of record who are “accredited investors” (as defined in Rule 501(a) of Regulation D under the Securities Act). The offering of the Series A Preferred Stock expired at 5:00 p.m., Eastern Time, on October 31, 2019. At the closing of the offering, PORT issued and sold 15,000 shares of Series A Preferred Stock, at a price of $1,000 per share of Series A Preferred Stock, for total gross proceeds of $15 million.

“Today marks a significant step forward in the development of Pacific Oak’s residential investment business, which we will consolidate within PORT,” said Keith Hall, Chief Executive Officer of SOR. “The Reven transaction follows on SOR’s prior single-family residential investments, including our March investment into Battery Point Trust, Inc. Collectively, these represent the first steps in maximizing the value of our residential investments for our shareholders.”

“We are particularly pleased with the preferred stock transaction,” added Peter McMillan, SOR’s Chairman of the Board. “This transaction represents a strategic investment from a new group of Chinese investors, complementing SOR’s successful prior capital raise in Israel, as well as our successful capital raises in Singapore through Keppel Pacific Oak US REIT.”

Chad Carpenter, Reven’s Chairman of the Board and Chief Executive Officer, stated, “I would like to personally thank our investors, business partners and the Reven management team for their support as we grew Reven from the ground up to a successful public company.  We are delighted to have completed the merger with SOR, which has delivered immediate and substantial cash value to all Reven stockholders.”

About Pacific Oak Strategic Opportunity REIT, Inc.

Pacific Oak Strategic Opportunity REIT, Inc. is a non-traded Real Estate Investment Trust (REIT) designed to provide stockholders attractive total returns through the purchase of commercial real estate and related investments offering attractive risk-adjusted returns. SOR invests across all real asset classes, including debt, equity, and corporate investments, targeting both developed and less liquid markets.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements include, but are not limited to, statements regarding SOR’s intention to consolidation of the residential investment business within PORT, and statements containing words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions. All statements in this Current Report that are not historical facts are forward-looking statements that reflect the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause its actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the SEC.

Risks and uncertainties related to the proposed consolidation of the of the residential investment business within PORT include, but are not limited to, adverse effects on the Company’s stock price resulting from the announcement of the proposed consolidation, competitive responses to the announcement of the proposed consolidation, and any changes in general economic and/or industry-specific conditions.

In addition to the factors set forth above, other factors that may affect the Company’s plans, results or stock price are set forth in its most recent Annual Report on Form 10-K and in its subsequently filed reports on Forms 10-Q and 8-K.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by it are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

# # #